Exhibit 31.1
CERTIFICATION
I, Alberto Rodriguez, certify that:
1.I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of MediaCo Holding Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
Date: April 30, 2026

/s/ Alberto Rodriguez
Alberto Rodriguez
Chief Executive Officer and President (Principal Executive Officer)